EXHIBIT 99

275 West Federal Street

Youngstown, Ohio 44503-1203

FOR IMMEDIATE RELEASE

Media Contact:	Investor Contact:
Kathy Bushway	Gary M. Small
Senior Vice President, Marketing	President and Chief Executive Officer
Home Savings	United Community Financial Corp.
(330) 742-0638	(330) 742-0472
kbushway@homesavings.com

UCFC ANNOUNCES STRONG EARNINGS FOR THE FOURTH QUARTER AND A DIVIDEND OF $0.07 PER COMMON SHARE

YOUNGSTOWN, Ohio (January 22, 2019) – United Community Financial Corp. (Company) (NASDAQ: UCFC), parent company of Home Savings Bank (Home Savings), today announced net income of $9.6 million, or $0.191 per diluted common share (“EPS”) for the three months ended December 31, 2018, compared to $0.090 EPS or $4.5 million for the three months ended December 31, 2017. For the year ended December 31, 2018, net income was $37.2 million, or $0.742 per diluted common share compared to $0.437 EPS or $21.8 million in the previous year.

Fourth quarter 2018 highlights:

•	Linked quarter net loan growth of 5.2% annualized

•	Net interest margin of 3.58%, or 3.42% normalized

•	ROA of 1.36%, ROE of 12.15% and ROTE of 13.16%

•	Efficiency ratio was 54.79%

•	Repurchase of 801,000 shares

Full year 2018 highlights:

•	Year over year net loan growth of 8.9%

•	Year over year average customer deposit growth of 8.3%

•	Net interest income up 9.4%

•	Net interest margin of 3.43%, or 3.39% normalized

•	ROA of 1.35%, ROE of 12.10% and ROTE of 13.13%

•	Efficiency ratio was 56.85%

Gary M. Small, President and Chief Executive Officer of the Company commented, “Full year 2018 performance reflects strengths on many fronts. Loan growth up 8.9%, average customer deposit growth up 8.3%, net interest income up 9.4%, and net interest margin was managed well throughout a very challenging year. Generally, our fee businesses performed well. While the residential mortgage business continues to be very competitive, our origination activity improved 10% year over year. Loan portfolios are strong with very favorable non-performing loan and delinquency metrics.”

Small further commented, “Strong fourth quarter core performance, combined with a significant impaired asset recovery and VISA stock related income recognition, provided the opportunity to undertake balance sheet restructuring during the quarter. The charges incurred to execute the restructuring of $26 million in available for sale securities and to terminate a FHLB advance were substantially offset by the income generated from the impaired asset recovery and VISA gain. The restructuring positions the Company for improved earnings in 2019. The cumulative net effect of these actions had no material impact on net income for the quarter. We enter 2019 well capitalized, with a strong balance sheet and well positioned to address new opportunities.”

Solid Loan Growth

At year-end, total net loans aggregated $2.2 billion, an increase of 8.9% over the prior year.

Total net loan growth for the fourth quarter was $27.9 million, or 5.2% annualized on a linked quarter basis. As anticipated, growth slowed in the fourth quarter of 2018 as the Company experienced a lower level of commercial loan originations than it had experienced earlier in the year.

Commercial loan growth was $11.2 million for the quarter ended December 31, 2018, or 4.8% annualized on a linked quarter basis. Commercial loan growth was $120.3 million, or 14.6% for the full year of 2018. Residential mortgage loans, including loans held for sale, increased $17.9 million on a linked quarter basis, or 6.9% annualized. On a full year basis residential loans, including loans held for sale, increased $58.4 million or 5.8%. Consumer loans increased $3.5 million year over year, but declining $6.1 million on a linked quarter basis.

Strong Business Deposit and Noninterest Bearing Deposit Growth

Average customer deposit growth totaled 8.3%, or $148.4 million for the full year ended 2018, remaining flat in the fourth quarter of 2018 compared to the prior quarter. Total average business deposits increased 31.7% when compared to the linked quarter on an annualized basis. Average business deposits increased 19.5% when comparing the fourth quarter of 2018 to the four quarter last year. The Company also saw a 14.2% annualized increase in average noninterest bearing deposits on a linked quarter basis. Average noninterest bearing deposits increased 11.4% or $40.4 million when comparing the full year of 2018 to the full year of 2017. The Company continues to make progress in the generation of these key funding sources.

Net Interest Margin Sees Boost

Net interest income on a fully-taxable equivalent basis increased to $23.6 million for the quarter ended December 31, 2018, compared to $21.7 million for the quarter ended September 30, 2018 and $21.1 million for the quarter ended December 31, 2017. The increase in net interest income included the impact of the favorable resolution of an acquired impaired loan that added approximately $1.1 million to loan income during the quarter.

The net interest margin was 3.58% for the three months ended December 31, 2018 due primarily to the favorable resolution of the acquired loan mentioned above. This resolution added approximately 16 basis points to the margin for the quarter. The normalized net interest margin was 3.42% compared to the 3.33% reported in the prior quarter and 3.43% for the quarter ending December 31, 2017.

Non-Interest Income

Non-interest income decreased to $5.6 million in the fourth quarter of 2018, compared to $6.5 million in the fourth quarter of 2017. During the fourth quarter of 2018, the Company restructured approximately $26 million of available for sale investment securities, incurred a loss on the sale of $861,000, and subsequently invested the sale proceeds into securities with increased yields. Offsetting this loss, was the sale of 50% of the Company’s VISA Class B shares and the movement of the remaining shares to a trading account which resulted in a gain of $669,000. The net of these two transactions was a loss of $192,000. Additionally, the fourth quarter of 2017 is reflective of a one-time gain of $595,000 from the sale of a bank-owned building. Adjusting for these one-time items occurring in the fourth quarter of both years, noninterest income would be flat.

Mortgage banking income declined $257,000 in the fourth quarter of 2018 compared to the fourth quarter of 2017 as competition in the marketplace pressured margins. The Company continues to actively manage pricing and the saleable mix of originations to limit the margin compression. In addition, the Company has seen increases to mortgage servicing fees in 2018 which helps to offset the decline in the gain on mortgage sales.

Non-Interest Expense

Non-interest expense was $17.2 million for the quarter ended December 31, 2018 compared to $17.3 million for the quarter ended December 31, 2017. Adjusting the fourth quarter of 2018 for the termination cost of $937,000 of a previously restructured FHLB advance, non-interest expense would be $16.2 million compared to $15.0 million for the quarter ended December 31, 2017, which excludes a $2.3 million one-time asset write down in the fourth quarter of 2017. The termination of the FHLB advance will permit the Company to recognize a lower level of interest expense going forward. At December 31, 2018, total non-interest expense aggregated $65.1 million compared to $68.2 million the prior year. Adjusting total non-interest expense for the aforementioned items in addition to acquisition related expenses in 2017, total 2018 non-interest expense would aggregate $64.1 million in 2018 compared to $61.0 million the prior year, or an increase of 5.2%

The Company’s efficiency ratio remained on target at a level of 54.79% for the quarter ended December 31, 2018 adjusted for the FHLB termination cost of $937,000. Inclusive of the termination cost, the ratio would be 57.98% for the quarter. Year-to-date the efficiency ratio was 56.85% and 57.69% with and without the consideration of the termination cost.

Credit Quality

Credit quality metrics have shown improvement throughout the year, and the fourth quarter of 2018 continued the trend. The ratio of nonperforming loans to net loans was 0.30% at December 31, 2018, which is down from 0.59% reported at December 31, 2017. Total nonperforming commercial loans have now declined to only $715,000 as of December 31, 2018, or 0.08% of total commercial loans. Total nonperforming assets to assets was 0.27% at December 31, 2018 while total delinquent loans to net loans was 0.50% for the same period. These ratios were 0.64% and 0.86%, respectively, at December 31, 2017.

During the quarter ended December 31, 2018, the Company recognized total net charge offs of $1.1 million, or 20 basis points as a percentage of average loans. Included in the $1.1 million was a charge off of $676,000 for an acquired impaired loan relationship. Full-year net charge offs were $1.5 million, or 7 basis points as a percentage of average loans.

The Company’s provision for loan losses totaled $178,000 for the fourth quarter of 2018, which was down from the $1.2 million reported in the fourth quarter of 2017. As of December 31, 2018, the Company’s allowance for loan losses to total loans was 0.93%, versus 1.05% at December 31, 2017. Also at December 31, 2018 the allowance for loan loss as a percent of nonperforming loans totaled 311.8%.

Capital Management and Tangible Book Value per Share

During the fourth quarter of 2018, the Company repurchased 801,000. Tangible book value per common share at December 31, 2018 was $5.81 compared to $5.41 at December 31, 2017.

Dividend Declaration and Increase to Share Repurchase Program

On January 22, 2019, the Board of Directors declared a quarterly cash dividend of $0.07 per common share. The dividend is payable February 15, 2019 to shareholders of record at the close of business February 4, 2019. Furthermore, the Board has authorized an increase to the Company’s existing share repurchase program for an additional one million shares. The Company had remaining 873,000 shares authorized for repurchase as of December 31, 2018.

Conference Call

United Community Financial Corp. will host an earnings conference call on Wednesday, January 23, 2019, at 10:00 a.m. ET., to provide an overview of the Company’s fourth quarter 2019 results and highlights. The conference call may be accessed by calling 1-877-272-7661 ten minutes prior to the start time. Please ask to be joined into the United Community Financial Corp. (UCFC) call. Additionally, a live webcast may be accessed from the Company’s website ir.ucfconline.com. Click on 4th Quarter 2018 Conference Call on the corporate profile page to join the webcast.

United Community Financial Corp.

Home Savings is a wholly owned subsidiary of the Company, offering a full line of commercial, wealth management and consumer banking products and services with 35 retail banking offices (34 in Ohio and one in Pennsylvania). Home Savings also has residential mortgage loan centers servicing Ohio, West Virginia, western Pennsylvania, northern Kentucky, and eastern Indiana. Additional information on the Company, Home Savings and James & Sons Insurance is available at ir.ucfconline.com.

###

When used in this press release, the words or phrases “believes,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project”, “will have”, “can expect” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including changes in economic conditions in the Company’s market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company’s market area and competition that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Company does not undertake, and specifically disclaims any obligation, to release publicly the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

UNITED COMMUNITY FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

	December 31,	December 31,
	2018	2017	F/(U)
	(Dollars in thousands)
Assets:
Cash and deposits with banks	$34,380	$34,365	0.0%
Federal funds sold	26,605	12,515	112.6%

Total cash and cash equivalents	60,985	46,880	30.1%
Securities:
Trading, at fair value	364	—	0.0%
Available for sale, at fair value	241,643	270,561	-10.7%
Held to maturity (fair value of $75,075 and $82,126, respectively)	77,491	82,911	-6.5%
Loans held for sale, at lower of cost or market	—	211	-100.0%
Loans held for sale, at fair value	91,472	83,541	9.5%
Loans, net of allowance for loan losses of $20,443 and $21,202	2,176,842	1,999,877	8.8%
Federal Home Loan Bank stock, at cost	19,144	19,324	-0.9%
Premises and equipment, net	21,930	22,094	-0.7%
Accrued interest receivable	9,080	8,190	10.9%
Real estate owned and other repossessed assets	1,088	1,253	-13.2%
Goodwill	20,221	20,221	0.0%
Core deposit intangible	1,603	1,934	-17.1%
Customer list intangible	2,214	2,060	7.5%
Cash surrender value of life insurance	64,220	62,488	2.8%
Other assets	23,060	28,360	-18.7%

Total assets	$2,811,357	$2,649,905	6.1%

Liabilities and Shareholders’ Equity
Liabilities:
Deposits:
Interest bearing	$1,528,057	$1,445,293	5.7%
Noninterest bearing	394,208	354,970	11.1%

Customer deposits	1,922,265	1,800,263	6.8%
Brokered deposits	290,955	156,476	85.9%

Total deposits	2,213,220	1,956,739	13.1%
Borrowed funds:
Federal Home Loan Bank advances
Long-term advances	—	48,536	-100.0%
Short-term advances	243,000	308,000	-21.1%

Total Federal Home Loan Bank advances	243,000	356,536	-31.8%
Repurchase agreements and other	224	197	13.7%

Total borrowed funds	243,224	356,733	-31.8%
Advance payments by borrowers for taxes and insurance	27,192	25,038	8.6%
Accrued interest payable	1,279	1,097	16.6%
Accrued expenses and other liabilities	17,108	16,033	6.7%

Total liabilities	2,502,023	2,355,640	6.2%

Shareholders’ Equity:
Preferred stock-no par value; 1,000,000 shares authorized and no shares outstanding	—	—	0.0%
Common stock-no par value; 499,000,000 shares authorized; 54,138,910 shares issued and 49,128,875 and 49,800,126 shares, respectively, outstanding	177,492	177,458	0.0%
Retained earnings	192,062	167,852	14.4%
Accumulated other comprehensive loss	(21,436)	(18,685)	14.7%
Treasury stock, at cost, 5,010,035 and 4,338,784 shares, respectively	(38,784)	(32,360)	19.9%

Total shareholders’ equity	309,334	294,265	5.1%

Total liabilities and shareholders’ equity	$2,811,357	$2,649,905	6.1%

UNITED COMMUNITY FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended				For the Twelve Months Ended
	December 31,	December 31,			December 31,	December 31,
	2018	2017	Variance	F/(U)	2018	2017	Variance	F/(U)
	(Dollars in thousands, except per share data)
Interest income
Loans	$26,587	$21,529	$5,058	23.5%	$96,653	$79,795	$16,858	21.1%
Loans held for sale	1,184	886	298	33.6%	4,318	3,301	1,017	30.8%
Securities:
Available for sale, nontaxable	334	416	(82)	-19.7%	1,412	1,668	(256)	-15.3%
Available for sale, taxable	1,148	1,222	(74)	-6.1%	4,732	5,579	(847)	-15.2%
Held to maturity, nontaxable	69	51	18	35.3%	250	214	36	16.8%
Held to maturity, taxable	380	421	(41)	-9.7%	1,574	1,764	(190)	-10.8%
Federal Home Loan Bank stock dividends	290	267	23	8.6%	1,133	961	172	17.9%
Other interest earning assets	178	57	121	212.3%	500	228	272	119.3%

Total interest income	30,170	24,849	5,321	21.4%	110,572	93,510	17,062	18.2%
Interest expense
Deposits	5,866	2,603	(3,263)	-125.4%	17,796	8,437	(9,359)	-110.9%
Federal Home Loan Bank advances	810	1,365	555	40.7%	4,830	4,699	(131)	-2.8%
Repurchase agreements and other	—	1	1	100.0%	1	21	20	95.2%

Total interest expense	6,676	3,969	(2,707)	-68.2%	22,627	13,157	(9,470)	-72.0%

Net interest income	23,494	20,880	2,614	12.5%	87,945	80,353	7,592	9.4%
Taxable equivalent adjustment	111	221	(110)	-49.8%	382	911	(529)	-58.1%

Net interest income (FTE) (1)	23,605	21,101	2,504	11.9%	88,327	81,264	7,063	8.7%
Provision for loan losses	178	1,215	1,037	85.3%	699	4,253	3,554	83.6%

Net interest income after provision for loan losses (FTE)	23,427	19,886	3,541	17.8%	87,628	77,011	10,617	13.8%

Non-interest income
Insurance agency income	562	552	10	1.8%	2,197	2,006	191	9.5%
Brokerage income	305	264	41	15.5%	1,216	1,158	58	5.0%
Service fees and other charges:
Deposit related fees	1,521	1,436	85	5.9%	5,706	5,636	70	1.2%
Mortgage servicing fees	858	780	78	10.0%	3,304	3,005	299	10.0%
Mortgage servicing rights valuation	(44)	6	(50)	-833.3%	(61)	(9)	52	-577.8%
Mortgage servicing rights amortization	(430)	(518)	88	-17.0%	(1,949)	(1,944)	5	-0.3%
Other service fees	36	42	(6)	-14.3%	161	125	36	28.8%
Net gains (losses):
Trading Securities	669	—	669	100.0%	669	—	669	100.0%
Securities available for sale	(861)	—	(861)	100.0%	(627)	566	(1,193)	-210.8%
Mortgage banking income	1,118	1,375	(257)	-18.7%	5,090	6,503	(1,413)	-21.7%
Real estate owned and other repossessed assets charges, net	(24)	(46)	22	-47.8%	(260)	(189)	71	-37.6%
Debit/credit card fees	1,033	995	38	3.8%	4,158	4,215	(57)	-1.4%
Trust fee income	480	467	13	2.8%	1,905	1,618	287	17.7%
Bank owned life insurance	431	438	(7)	-1.6%	1,732	1,627	105	6.5%
Other income	(69)	669	(738)	-110.3%	161	922	(761)	-82.5%

Total non-interest income	5,585	6,460	(875)	-13.5%	23,402	25,239	(1,837)	-7.3%

Non-interest expense
Salaries and employee benefits	9,029	8,347	(682)	-8.2%	37,071	34,807	(2,264)	-6.5%
Occupancy	1,023	1,023	—	0.0%	4,167	3,943	(224)	-5.7%
Equipment and data processing	2,122	2,256	134	5.9%	8,679	8,944	265	3.0%
Financial institutions tax	464	300	(164)	-54.7%	1,950	1,648	(302)	-18.3%
Advertising	414	317	(97)	-30.6%	1,278	991	(287)	-29.0%
Amortization of intangible assets	128	114	(14)	-12.3%	501	422	(79)	-18.7%
FDIC insurance premiums	398	249	(149)	-59.8%	1,270	1,078	(192)	-17.8%
Other insurance premiums	70	114	44	38.6%	373	450	77	17.1%
Professional fees:
Legal fees	292	155	(137)	-88.4%	1,094	724	(370)	-51.1%
Other professional fees	721	461	(260)	-56.4%	2,262	2,067	(195)	-9.4%
Supervisory fees	34	84	50	0.0%	152	84	(68)	-100.0%
Real estate owned and other repossessed asset expenses	34	17	(17)	-100.0%	129	135	6	4.4%
Acquisition related expenses	—	39	39	0.0%	—	5,001	5,001	100.0%
Other expenses	2,449	3,853	1,404	36.4%	6,153	7,965	1,812	22.7%

Total non-interest expenses	17,178	17,329	151	0.9%	65,079	68,259	3,180	4.7%

Income before income taxes	11,834	9,017	2,817	31.2%	45,951	33,991	11,960	35.2%
Taxable equivalent adjustment	111	221	110	49.8%	382	911	529	58.1%
Income tax expense	2,172	4,294	2,122	49.4%	8,391	11,295	2,904	25.7%

Net income	$9,551	$4,502	$5,049	112.2%	$37,178	$21,785	$15,393	70.7%

Earnings per common share:
Basic	$0.192	$0.090	$0.102	113.3%	$0.746	$0.440	$0.306	69.5%
Diluted	0.191	0.090	0.101	112.2%	0.742	0.437	0.305	69.8%

(1)	Net interest income is also presented on a fully taxable equivalent (FTE) basis, the Company believes this non-GAAP measure is the preferred industry measurement for this item.

UNITED COMMUNITY FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended
	December 31,	September 30,
	2018	2018	Variance	F/(U)
	(Dollars in thousands, except per share data)
Interest income
Loans	$26,587	$24,031	$2,556	10.6%
Loans held for sale	1,184	1,264	(80)	-6.3%
Securities:
Available for sale, nontaxable	334	333	1	0.3%
Available for sale, taxable	1,148	1,176	(28)	-2.4%
Held to maturity, nontaxable	69	69	—	0.0%
Held to maturity, taxable	380	374	6	1.6%
Federal Home Loan Bank stock dividends	290	289	1	0.3%
Other interest earning assets	178	154	24	15.6%

Total interest income	30,170	27,690	2,480	9.0%
Interest expense
Deposits	5,866	5,044	(822)	-16.3%
Federal Home Loan Bank advances	810	1,023	213	20.8%

Total interest expense	6,676	6,067	(609)	-10.0%

Net interest income	23,494	21,623	1,871	8.7%
Taxable equivalent adjustment	111	84	27	32.1%

Net interest income (FTE) (1)	23,605	21,707	1,898	8.7%
Provision for loan losses	178	251	73	29.1%

Net interest income after provision for loan losses (FTE)	23,427	21,456	1,971	9.2%

Non-interest income
Insurance agency income	562	545	17	3.1%
Brokerage income	305	339	(34)	-10.0%
Service fees and other charges:
Deposit related fees	1,521	1,494	27	1.8%
Mortgage servicing fees	858	821	37	4.5%
Mortgage servicing rights valuation	(44)	(6)	(38)	633.3%
Mortgage servicing rights amortization	(430)	(477)	47	-9.9%
Other service fees	36	26	10	38.5%
Net gains (losses):
Trading	669	—	669	100.0%
Securities available for sale	(861)	—	(861)	100.0%
Mortgage banking income	1,118	1,409	(291)	-20.7%
Real estate owned and other repossessed assets charges, net	(24)	(45)	21	-46.7%
Debit/credit card fees	1,033	1,000	33	3.3%
Trust fee income	480	483	(3)	-0.6%
Bank owned life insurance	431	367	64	17.4%
Other income	(69)	190	(259)	-136.3%

Total non-interest income	5,585	6,146	(561)	-9.1%

Non-interest expense
Salaries and employee benefits	9,029	9,107	78	0.9%
Occupancy	1,023	1,094	71	6.5%
Equipment and data processing	2,122	2,032	(90)	-4.4%
Financial institutions tax	464	495	31	6.3%
Advertising	414	340	(74)	-21.8%
Amortization of intangible assets	128	128	—	0.0%
FDIC insurance premiums	398	294	(104)	-35.4%
Other insurance premiums	70	85	15	17.6%
Professional fees:	—
Legal fees	292	356	64	18.0%
Other professional fees	721	651	(70)	-10.8%
Supervisory fees	34	34	—	0.0%
Real estate owned and other repossessed asset expenses	34	25	(9)	-36.0%
Acquisition related expenses	—	—	—	0.0%
Other expenses	2,449	1,131	(1,318)	-116.5%

Total non-interest expenses	17,178	15,772	(1,406)	-8.9%

Income before income taxes	11,834	11,830	4	0.0%
Taxable equivalent adjustment	111	84	(27)	-32.1%
Income tax expense	2,172	2,217	45	2.0%

Net income	$9,551	$9,529	$22	0.2%

Earnings per common share:
Basic	$0.192	$0.191	$0.001	0.5%
Diluted	0.191	0.190	0.001	0.5%

(1)	Net interest income is also presented on a fully taxable equivalent (FTE) basis, the Company believes this non-GAAP measure is the preferred industry measurement for this item.

UNITED COMMUNITY FINANCIAL CORP.

CONSOLIDATED AVERAGE BALANCES

(Unaudited)

	For the three months ended
	December 31, 2018			September 30, 2018			December 31, 2017
	Average	Interest		Average	Interest		Average	Interest
	outstanding	earned/	Yield/	outstanding	earned/	Yield/	outstanding	earned/	Yield/
	balance	paid	rate	balance	paid	rate	balance	paid	rate
	(Dollars in thousands)
Interest earning assets:
Net loans (1)	$2,161,414	$26,616	4.93%	$2,115,227	$24,031	4.54%	$1,975,847	$21,531	4.36%
Loans held for sale	100,348	1,184	4.68%	111,295	1,264	4.51%	88,247	886	4.02%

Total loans, net	2,261,762	27,800	4.91%	2,226,522	25,295	4.54%	2,064,094	22,417	4.34%
Securities:
Trading	4	—	0.00%	—	—	0.00%	—	—	0.00%
Available for sale-taxable	196,910	1,148	2.33%	204,924	1,176	2.30%	214,631	1,222	2.28%
Available for sale-nontaxable (2)	48,370	399	3.30%	48,370	400	3.31%	58,903	609	4.14%
Held to maturity-taxable	65,605	380	2.32%	67,979	374	2.20%	75,136	421	2.24%
Held to maturity-nontaxable (2)	12,215	86	2.82%	12,215	86	2.82%	9,233	77	3.34%

Total securities	323,104	2,013	2.49%	333,488	2,036	2.44%	357,903	2,329	2.60%
Federal Home Loan Bank stock	19,144	290	6.06%	19,160	289	6.03%	19,324	267	5.53%
Other interest earning assets	34,779	178	2.03%	30,140	154	2.03%	22,656	57	1.01%

Total interest earning assets	2,638,789	30,281	4.59%	2,609,310	27,774	4.26%	2,463,977	25,070	4.07%
Non-interest earning assets	176,579			177,553			179,023

Total assets	$2,815,368			$2,786,863			$2,643,000

Interest bearing liabilities:
Deposits:
Checking accounts	$620,306	1,114	0.71%	$635,705	1,026	0.64%	$600,249	589	0.39%
Savings accounts	303,247	28	0.04%	303,247	27	0.04%	304,229	27	0.04%
Certificates of deposit
Customer certificates of deposit	619,208	2,652	1.70%	618,545	2,457	1.58%	530,297	1,458	1.10%
Brokered certificates of deposit	393,778	2,072	2.09%	327,120	1,534	1.86%	164,147	529	1.29%

Total certificates of deposit	1,012,986	4,724	1.85%	945,665	3,991	1.67%	694,444	1,987	1.14%

Total interest bearing deposits	1,936,539	5,866	1.20%	1,884,617	5,044	1.06%	1,598,922	2,603	0.65%
Federal Home Loan Bank advances
Long-term advances	46,879	357	3.02%	48,976	413	3.35%	48,409	404	3.34%
Short-term advances	75,033	453	2.40%	120,880	610	2.00%	301,424	961	1.28%

Total Federal Home Loan Bank advances	121,912	810	2.64%	169,856	1,023	2.39%	349,833	1,365	1.56%
Repurchase agreements and other	245	—	0.00%	213	—	0.00%	2,114	1	0.19%

Total borrowed funds	122,157	810	2.63%	170,069	1,023	2.39%	351,947	1,366	1.55%

Total interest bearing liabilities	$2,058,696	6,676	1.29%	$2,054,686	6,067	1.17%	$1,950,869	3,969	0.81%

Non-interest bearing liabilities
Total noninterest bearing deposits	395,649			382,044			355,225
Other noninterest bearing liabilities	46,559			39,075			41,400

Total noninterest bearing liabilities	442,208			421,119			396,625

Total liabilities	$2,500,904			$2,475,805			$2,347,494
Shareholders’ equity	314,464			311,058			295,506

Total liabilities and equity	$2,815,368			$2,786,863			$2,643,000

Net interest income and interest rate spread		$23,605	3.30%		$21,707	3.09%		$21,101	3.26%

Net interest margin			3.58%			3.33%			3.43%
Average interest earning assets to average interest bearing liabilities			128.18%			126.99%			126.30%

Interest bearing deposits
Checking accounts	$620,306	$1,114	0.71%	$635,705	$1,026	0.64%	$600,249	$589	0.39%
Savings accounts	303,247	28	0.04%	303,247	27	0.04%	304,229	27	0.04%
Customer certificates of deposit	619,208	2,652	1.70%	618,545	2,457	1.58%	530,297	1,458	1.10%

Total interest bearing customer deposits	1,542,761	3,794	0.98%	1,557,497	3,510	0.90%	1,434,775	2,074	0.58%
Brokered certificates of deposit	393,778	2,072	2.09%	327,120	1,534	1.86%	164,147	529	1.29%

Total interest bearing deposits	1,936,539	5,866	1.20%	1,884,617	5,044	1.06%	1,598,922	2,603	0.65%
Noninterest bearing deposits	395,649	—	0.00%	382,044	—	0.00%	355,225	—	0.00%

Total average deposits and cost of deposits	$2,332,188	$5,866	1.01%	$2,266,661	$5,044	0.89%	$1,954,147	$2,603	0.53%
Other interest bearing liabilities
Federal Home Loan Bank advances
Long term advances	$46,879	$357	3.02%	$48,976	$413	3.35%	$48,409	$404	3.34%
Short term advances	75,033	453	2.40%	120,880	610	2.00%	301,424	961	1.28%

Total Federal Home Loan Bank advances	121,912	810	2.64%	169,856	1,023	2.39%	349,833	1,365	1.56%
Repurchase agreements and other	245	—	0.00%	213	—	0.00%	2,114	1	0.19%

Total borrowed funds	122,157	810	2.63%	170,069	1,023	2.39%	351,947	1,366	1.55%

Total average deposits and other interest bearing liabilities and total cost of funds	$2,454,345	$6,676	1.09%	$2,436,730	$6,067	1.00%	$2,306,094	$3,969	0.69%

Customer deposits interest bearing and noninterest bearing	$1,938,410	$3,794	0.78%	$1,939,541	$3,510	0.72%	$1,790,000	$2,074	0.46%
Brokered deposits	393,778	2,072	2.09%	327,120	1,534	1.86%	164,147	529	1.29%
Total borrowings	122,157	810	2.63%	170,069	1,023	2.39%	351,947	1,366	1.55%
Cost of funds	2,454,345	6,676	1.09%	2,436,730	6,067	1.00%	2,306,094	3,969	0.69%

(1)	Nonaccrual loans are included in the average balance at a yield of 0%.
(2)	Yields are on a fully taxable equivalent basis.

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
	(Dollars in thousands, except per share data)
Financial Data
Total assets	$2,811,357	$2,789,183	$2,770,558	$2,690,707	$2,649,905
Total loans, net	2,176,842	2,148,942	2,099,781	2,061,443	1,999,877
Total securities	319,498	320,806	328,924	338,593	353,472
Total deposits	2,213,220	2,352,476	2,135,345	2,066,978	1,956,739
Average interest-bearing deposits	1,936,539	1,884,617	1,718,639	1,644,165	1,598,922
Average noninterest-bearing deposits	395,649	382,044	376,905	375,142	355,225
Total shareholders’ equity	309,334	306,043	301,484	296,195	294,265
Net interest income	23,494	21,623	21,295	21,533	20,880
Net interest income (FTE) (1)	23,605	21,707	21,385	21,630	21,101
Provision (recovery) for loan losses	178	251	(138)	407	1,215
Noninterest income	5,585	6,146	5,852	5,819	6,460
Noninterest expense	17,178	15,772	15,530	16,600	17,329
Income tax expense	2,172	2,217	2,214	1,789	4,294
Net income	9,551	9,529	9,541	8,556	4,502

Share Data
Basic earnings per common share	$0.192	$0.191	$0.191	$0.172	$0.090
Diluted earnings per common share	0.191	0.190	0.190	0.171	0.090
Book value per common share	6.30	6.13	6.04	5.94	5.90
Tangible book value per common share	5.81	5.65	5.56	5.45	5.41
Market value per common share	8.85	9.67	10.99	9.86	9.13

Common shares outstanding at end of period	49,129	49,923	49,904	49,882	49,800
Weighted average shares outstanding—basic	49,445	49,683	49,694	49,611	49,497
Weighted average shares outstanding—diluted	49,695	49,947	49,944	49,885	49,827

Key Ratios
Return on average assets (ROA) (2)	1.36%	1.37%	1.40%	1.28%	0.68%
Return on average equity (ROE)(3)	12.15%	12.25%	12.56%	11.44%	6.09%
Return on tangible equity (ROTE)(4)	13.16%	13.28%	13.65%	12.44%	6.62%
Net interest margin	3.58%	3.33%	3.36%	3.47%	3.43%
Efficiency ratio	54.79%	57.30%	57.75%	60.20%	63.73%
Nonperforming loans to net loans, end of period	0.30%	0.42%	0.51%	0.59%	0.59%
Nonperforming assets to total assets, end of period	0.27%	0.36%	0.57%	0.65%	0.64%
Allowance for loan loss as a percent of loans, end of period	0.93%	0.98%	1.01%	1.04%	1.05%
Delinquent loans to total net loans, end of period	0.50%	0.69%	0.67%	0.81%	0.86%

(1)	Net interest income is presented on a fully taxable equivalent (FTE) basis, the Company believes this non-GAAP measure is the preferred industry measurement for this item
(2)	Net income divided by average total assets
(3)	Net income divided by average total equity
(4)	Net income divided by average total equity, minus average intangible assets

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
	(Dollars in thousands)
Loan Portfolio Composition
Commercial loans
Multi-family	$134,143	$139,938	$141,004	$137,836	$120,480
Owner/nonowner occupied commercial real estate	409,979	408,938	396,624	384,533	381,611
Land	16,831	16,129	16,887	15,452	15,162
Construction	141,685	132,961	127,691	134,181	116,863
Commercial and industrial	240,293	233,801	218,611	201,132	188,500

Total	942,931	931,767	900,817	873,134	822,616
Residential mortgage loans
Real estate	927,255	909,626	888,583	882,873	870,939
Construction	43,435	39,396	40,623	42,453	49,092

Total	970,690	949,022	929,206	925,326	920,031
Consumer loans
Consumer	277,041	283,108	284,909	279,110	273,494

Total	277,041	283,108	284,909	279,110	273,494

Total loans	2,190,662	2,163,897	2,114,932	2,077,570	2,016,141
Less:
Allowance for loan losses	20,443	21,332	21,405	21,610	21,202
Deferred loan costs, net	(6,623)	(6,377)	(6,254)	(5,483)	(4,938)

Total	13,820	14,955	15,151	16,127	16,264

Total loans, net	2,176,842	2,148,942	2,099,781	2,061,443	1,999,877
Loans held for sale, net	91,472	95,235	107,701	79,292	83,752

Total loans	$2,268,314	$2,244,177	$2,207,482	$2,140,735	$2,083,629

	At or for the quarters ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
	(Dollars in thousands)
Deposit Portfolio Composition
Checking accounts
Interest bearing checking accounts	$146,977	$140,722	$138,812	$140,740	$170,478
Non-interest bearing checking accounts	394,208	383,535	383,082	376,904	354,970

Total checking accounts	541,185	524,257	521,894	517,644	525,448
Savings accounts	298,087	300,007	306,283	308,025	301,716
Money market accounts	466,167	489,668	502,560	483,840	424,234

Total non-time deposits	1,305,439	1,313,932	1,330,737	1,309,509	1,251,398
Certificates of deposit	616,826	622,807	615,388	595,657	548,865

Total customer deposits	1,922,265	1,936,739	1,946,125	1,905,166	1,800,263
Brokered deposits	290,955	415,737	189,220	161,812	156,476

Total certificates of deposit	907,781	1,038,544	804,608	757,469	705,341

Total deposits	$2,213,220	$2,352,476	$2,135,345	$2,066,978	$1,956,739

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
	(Dollars in thousands)
Allowance For Loan Losses
Beginning balance	$21,332	$21,405	$21,610	$21,202	$20,555
Provision	178	251	(138)	407	1,215
Net (chargeoffs) recoveries	(1,067)	(324)	(67)	1	(568)

Ending balance	$20,443	$21,332	$21,405	$21,610	$21,202

	At or for the quarters ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
	(Dollars in thousands)
Net (Charge-offs) Recoveries
Commercial loans
Multi-family	$(99)	$4	$9	$6	$(126)
Owner/nonowner occupied commercial real estate	38	12	29	40	23
Land	—	150	—	—	—
Construction	—	11	10	7	—
Commercial and industrial	(765)	(275)	(72)	104	(90)

Total	(826)	(98)	(24)	157	(193)
Residential mortgage loans
Real estate	(131)	(141)	(14)	(66)	(257)
Construction	—	—	—	—	—

Total	(131)	(141)	(14)	(66)	(257)
Consumer loans
Consumer	(110)	(85)	(29)	(90)	(118)

Total	(110)	(85)	(29)	(90)	(118)

Total net chargeoffs	$(1,067)	$(324)	$(67)	$1	$(568)

	At or for the quarters ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
	(Dollars in thousands)
Nonperforming Loans
Commercial loans
Multi-family	$171	$275	$275	$275	$275
Owner/nonowner occupied commercial real estate	13	1,101	1,111	1,206	1,218
Land	—	—	—	9	9
Construction	—	—	—	—	—
Commercial and industrial	531	1,489	1,475	1,459	1,505

Total	715	2,865	2,861	2,949	3,007
Residential mortgage loans
Real estate	4,170	4,426	6,146	7,045	6,076
Construction	—	—	—	—	—

Total	4,170	4,426	6,146	7,045	6,076
Consumer loans
Consumer	1,654	1,770	1,783	2,180	2,620

Total	1,654	1,770	1,783	2,180	2,620

Total nonperforming loans	$6,539	$9,061	$10,790	$12,174	$11,703

Total Nonperforming Loans and Nonperforming Assets
Past due 90 days and on nonaccrual status	$5,732	$8,200	$8,395	$8,326	$8,620
Past due 90 days and still accruing	18	—	—	—	—

Past due 90 days	5,750	8,200	8,395	8,326	8,620
Past due less than 90 days and on nonaccrual	789	861	2,395	3,848	3,083

Total nonperforming loans	6,539	9,061	10,790	12,174	11,703
Other real estate owned	1,049	907	802	1,030	1,047
Other classified assets	—	—	4,050	4,050	4,050
Repossessed assets	39	—	75	263	206

Total nonperforming assets	$7,627	$9,968	$15,717	$17,517	$17,006

UNITED COMMUNITY FINANCIAL CORP.

NON-GAAP DISCLOSURE RECONCILIATION

(Unaudited)

Reconciliation of Average Shareholders’ Equity to Average Tangible Equity:

	At or for the quarters ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
	(Dollars in thousands, except per share data)
Average shareholders equity	$314,464	$311,058	$303,733	$299,284	$295,506
Average intangible assets	24,123	24,144	24,063	24,175	23,563

Average tangible equity	$290,341	$286,914	$279,670	$275,109	$271,943

Net income	$9,551	$9,529	$9,541	$8,556	$4,502

Return on tangible equity	13.16%	13.28%	13.65%	12.44%	6.62%

Reconciliation of Fully Taxable Equivalent Net Interest Income to Net Interest Income:

	For the quarters ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
	(Dollars in thousands)
Interest income	$30,170	$27,690	$26,661	$26,050	$24,849
Fully taxable equivalent adjustment	111	84	90	97	221

Fully taxable equivalent interest income	30,281	27,774	26,751	26,147	25,070
Interest expense	6,676	6,067	5,366	4,517	3,969

Fully taxable net interest income	$23,605	$21,707	$21,385	$21,630	$21,101

Reconciliation of Net Interest Margin without Resolution of Acquired Loan:

	For the three months ended	For the twelve months ended
	December 31, 2018	December 31, 2018
	(Dollars in thousands)
Fully taxable net interest income	$23,605	$88,327
Resolution of acquired loan	1,050	1,050

Fully taxable net interest income, without purchase accounting adjustments	$22,555	$87,277

Average interest earning assets	$2,638,789	$2,574,321
Net interest margin excluding accretion amortization of purchase accounting adjustments	3.42%	3.39%

Reconciliation of Efficiency Ratio to Efficiency Ratio Inclusive of Termination Costs:

	For the three months ended	For the twelve months ended
	December 31, 2018	December 31, 2018
	(Dollars in thousands)
Noninterest Expense	$17,178	$65,079
Intangible asset amortization	(128)	(501)

	17,050	64,578

Net interest income	$23,605	$88,327
Noninterest income	5,585	23,402
G/L Securities	192	(42)
Loss on REO	24	260

	29,406	111,947

Efficiency ratio including termination cost	57.98%	57.69%

Tangible Book Value Per Share:

Tangible book value, per share is defined at shareholders equity minus intangible assets divided by the number of shares outstanding.

	At the quarters ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
	(Dollars in thousands, except per share data)
Total shareholders’ equity	$309,334	$306,043	$301,484	$296,195	$294,265
Goodwill	20,221	20,221	20,221	20,221	20,221
Customer list intangible	2,214	2,259	1,980	2,030	2,060
Core deposit intangible	1,603	1,686	1,769	1,851	1,934
Total common shares outstanding	49,128,875	49,922,514	49,904,074	49,882,491	49,800,126
Tangible book value, as reported	$5.81	$5.65	$5.56	$5.45	$5.41